Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-216687) of J.Jill, Inc. of our reports dated April 28, 2017 and October 21, 2016, except for the effects of the corporate conversion as discussed in Note 1, Note 15 and Note 18, and the parent merger discussed in Note 18 as to which the date is February 25, 2017 relating to the financial statements, which appear in this Form 10-K/A.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

May 5, 2017